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BKD LLP_________________________________________________________________________



                              [BKD LLP LETTERHEAD]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Audit Committee, Board of Directors and Stockholders
Osage Bancshares, Inc.
Pawhuska, Oklahoma


We consent to the use in this Registration Statement on Form S-8 filed with the Securities and Exchange Commission of our report dated August 11, 2006 on our audits on the consolidated financial statements of Osage Federal Financial, Inc. as of June 30, 2006 and 2005, and for each of the three years in the period ending June 30, 2006 included in the Registration Statement Form S-1 (Registration Number 333-137377) filed with the Securities and Exchange Commission on September 15, 2006.




                                                     /s/BKD, LLP
                                                     BKD, LLP



Joplin, Missouri
January 29, 2007

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Hammons Tower                        3230 Hammons Boulevard          1034 W. Main Street
901 E. St. Louis Street, Suite 1000  P.O. Box 1824                   P.O. Box 1277
P.O. Box 1190                        Joplin, MO 64802-1824           Branson, MO 65615-1277
Springfield, MO 65801-1190           417 624-1065  Fax 417 624-1431  417 334-5165  Fax 417 334-4823
417 865-8701  Fax 417 865-0682
                                        Beyond Your Numbers             An independent member of
bkd.com                                                                 Moores Rowland International mn
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